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                                                                  Exhibit (e)(b)

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AMERICAN GENERAL                                                                                      ELECTRONIC FUNDS AUTHORIZATION
Life Companies

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)

SUBSIDIARIES OF AMERICAN INTERNATIONAL GROUP INC.
[ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373 . Fax: 713-831-3028
[ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880 . Fax: 713-620-6653
                                                                                                                     PLEASE PRINT OR
INSTRUCTIONS FOR COMPLETING THIS FORM ARE LISTED ON THE BACK                                                    TYPE ALL INFORMATION
                                                                                                                  EXCEPT SIGNATURES.
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1. CONTRACT          CONTRACT No.: _________________________________________________________________________________________________
   IDENTIFICATION
                     OWNER: ________________________________________________     SSN/TIN OR EIN:____________________________________

                     ADDRESS: ______________________________________________     PHONE No.:_________________________________________

                              ______________________________________________

                     EMAIL ADDRESS (optional): _____________________________________________________________________________________

                     INSURED/ANNUITANT (IF OTHER THAN OWNER): ______________________________________________________________________

                     NAME: _________________________________________________________________________________________________________

                     ADDRESS: ______________________________________________________________________________________________________

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2. FINANCIAL        Routing Number  [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
   INSTITUTION                                                                                                PLEASE ATTACH A VOIDED
                                                                                                             CHECK OR A DEPOSIT SLIP
                    Account Number  [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

                    Type Of Account:      [ ]Checking    [ ]Savings      Credit Union:  [ ]Yes    [ ]No

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3. BANK ACCOUNT
   OWNER            Name(s) of Bank Account Owner(s) _______________________________________________________________________________

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4. PAYMENT
   ALLOCATION      Frequency:  [ ]Monthly   [ ]Quarterly    [ ]Semi-annually       [ ]Annually          Withdrawal Day ______ (1-28)

                   Contract No.          Insured/Annuitant      Premium/                Loan
                                                                Contribution            Repayment
                                                                Amount                  (if available)                  other
                   -----------------     -----------------    -----------------    ---------------------          ------------------
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________
                   _________________     _________________    _________________    _____________________          __________________

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5. SIGN HERE FOR   I understand and agree to the Electronic Funds Agreement on page 2.
   ABOVE REQUEST
                   [ ]Please initiate debits against my account for all outstanding premiums due.

                   _________________________________________________________________________________________________________________
                   Signature(s) of Bank Account Owner(s) as it appears on account records                              Date

                   _________________________________________________________________________________________________________________
                   Signature(s) of Bank Account Owner(s) as it appears on account records                              Date



                                    RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

                                                       Page 1 of 2                                                  AGLC0220 Rev0113

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                                               - INSTRUCTIONS AND CONDITIONS -
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1. CONTRACT           Complete all contract information in this section. You may use this form for multiple contracts that have the
   IDENTIFICATION     same payment instructions. This form may be used to change the bank or bank account number from which debits will be made, or to change the bank account owner making payments.

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2. FINANCIAL          Complete the name and address of the financial institution from which funds are to be withdrawn. Please
   INSTITUTION        provide the Routing Number and the Account Number of the financial institution. Indicate the type of account and whether or not it is with a credit union. SUBMIT THE AUTHORIZATION WITH A VOIDED CHECK OR A
                      DEPOSIT SLIP. WE CANNOT PROCESS A REQUEST WITHOUT A VOIDED CHECK (CHECKING ACCOUNT) OR DEPOSIT SLIP  (SAVING
                      ACCOUNT).

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3. BANK ACCOUNT       Print the name of the owner of the account from which funds will be debited.
   OWNER

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4. PAYMENT            a. Indicate the frequency of the payment.
   ALLOCATION         b. Indicate the withdrawal day (day must be 1 through 28). WITHDRAWALS OR DEBITS FROM YOUR ACCOUNT MAY OCCUR
                         EARLIER IF THE DEDUCTION DAY FALLS ON A WEEK-END OR HOLIDAY.
                      c. Include all contract numbers on the Authorization with the corresponding Insured/Annuitant name,
                         Premium/Contribution Amount, etc.
                      d. Please contact your Service Center for availability. Loan repayment via electronic funds transfer is not available for all contracts.

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5. SIGN HERE FOR      ELECTRONIC FUNDS AGREEMENT
   ABOVE REQUEST      I hereby authorize and request the Company to initiate electronic or other commercially accepted-type debits against the indicated bank account in the depository institution named ("Depository") for the payment of premiums and other indicated charges due on the contract(s) listed, and to continue to initiate such debits in the event of a conversion, renewal, or other change to any such contract(s). I hereby agree to indemnify and hold the Company harmless from any loss, claim, or liability of any kind by reason or dishonor of any debit.
                      I understand that this Authorization will not affect the terms of the contract(s), other than the mode of payment, and that if premiums are not paid within the applicable grace period, the contract(s) will terminate, subject to any applicable nonforfeiture provision. I acknowledge that the debit appearing on my bank statement shall constitute my receipt of payment, but no payment is deemed made until the Company receives actual payment in its Service Center.
                      I agree that this Authorization may be terminated by me or the Company at any time and for any reason by providing written notice of such termination to the non-terminating party and may be terminated by the
                      Company immediately if any debit is not honored by the Depository named for any reason.
                      This request must be dated and all required signatures must be written in ink, using full legal names.
                      This request must be dated and signed by the Bank Account Owner(s) as his/her name appears on bank records for the account provided on this authorization.

                                                     Page 2 of 2                                                    AGLC0220 Rev0113

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